UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2010 (March 25, 2010)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 25, 2010, the Compensation Committee of the Board of Directors approved awards of restricted stock units to certain executive officers and other senior employees of the Company, under The Progressive Corporation 2003 Incentive Plan, as amended (the “Plan”). This is the first time that the Company has awarded restricted stock units to its executives and other senior employees. Each restricted stock unit represents the recipient’s right, upon vesting, to receive one share of the Company’s Common Shares, $1.00 par value, subject in all respects to the terms of the Plan and the applicable award agreement. Holders of restricted stock units are not entitled to vote the underlying shares or receive dividends prior to vesting, although the awards approved by the Committee provide for the crediting of dividend equivalent amounts prior to vesting when dividends are paid to holders of our Common Shares, with such dividend equivalent amounts being automatically reinvested in additional restricted stock units. The awards of restricted stock units were in two forms:

•	Time-based restricted stock unit awards, which will vest in equal installments of one-third each on January 1st of 2013, 2014 and 2015.

•

Performance-based restricted stock unit awards, under which an initial value denominated in a number of units (the “initial award value”) is awarded to the participant, and the number of units that vest (if any) will vary from zero to 200% of the initial award value, depending on the Company’s performance. Under the applicable growth and profitability standards, units will vest if (i) for the evaluation period including the years 2010 through 2012, the Company’s compounded annual growth rate in direct written premiums for its private passenger auto and commercial auto businesses exceeds the compounded annual growth rate in direct written premiums for the markets for those businesses as a whole (excluding the Company’s premiums), each as determined using A.M. Best data, and (ii) in the 12 months preceding the Committee’s certification of the Company’s performance results, the Company achieves a profitability goal of a combined ratio of 96 or lower. If the Company’s growth rate does not exceed the market’s growth rate over the 3-year evaluation period, or if the profitability goal is not satisfied and the awards are not certified by the Compensation Committee on or before January 31, 2015 (the “expiration date”), then the awards will not vest and will be forfeited. Assuming that the profitability goal is satisfied prior to the expiration date, the number of units that ultimately vest will be determined by the extent to which our growth rate exceeds the growth rate of the market, as follows:

Performance vs. Market	Number of Units Vesting
If the Company growth rate exceeds the market growth rate by 3 percentage points or more	200% of the initial award value will vest; this is the maximum possible award value

If the Company growth rate exceeds the market growth rate by more than 2 but less than 3 percentage points	Between 100% and 200% of the initial award value will vest, in proportion to the extent that the Company growth rate exceeds the market’s growth rate above 2 percentage points (e.g., if the Company growth rate exceeds the market growth rate by 2.4 percentage points, then 140% of the initial award value will vest)

If the Company growth rate exceeds the market growth rate by exactly 2 percentage points	100% of the initial award value will vest

If the Company growth rate exceeds the market growth rate by less than 2 percentage points	Less than 100% of the initial award value will vest, in proportion to the extent that the Company growth rate exceeds the market’s growth rate (e.g., if the Company growth rate exceeds the market growth rate by 1.2 percentage points, then 60% of the initial award value will vest)

The form of award agreements for the restricted stock unit awards are attached as Exhibits 10.1 (time-based) and 10.2 (performance-based).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2010

THE PROGRESSIVE CORPORATION

By:	/s/ Charles E. Jarrett
Name:	Charles E. Jarrett
Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

10	10.1	Form of Restricted Stock Unit Award Agreement for Time-Based Awards

10	10.2	Form of Restricted Stock Unit Award Agreement for Performance-Based Awards

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